As filed with the Securities and Exchange Commission on December 6, 2013

Registration No. 333-189191

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN EAGLE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	20-0237026
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2549 W. Main Street, Suite 202

Littleton, Colorado 80120

(303) 798-5235

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bradley M. Colby

President, Chief Executive Officer, Treasurer, and Director

American Eagle Energy Corporation

2549 W. Main Street, Suite 202

Littleton, Colorado 80120

(303) 798-5235

(Name, address, including zip code, and telephone numbers, including area code, of agent for service)

Copies to:

Randolf W. Katz, Esq.

Baker & Hostetler LLP

600 Anton Boulevard, Suite 900

Costa Mesa, California 92626-7221

Telephone: (714) 966-8807

Facsimile: (714) 966-8802

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters all of the securities that remain unsold under the the registration statement as of the date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Explanatory note: This registration statement (Registration No. 333-189191) for the issuer’s primary offering was first declared effective by the Staff on August 2, 2013. This post-effective amendment no. 1 to Form S-3 amends the issuer’s registration statement to deregister the unsold shares in the issuer’s shelf registration offering.

DEREGISTRATION OF SHARES

In accordance with the undertaking of American Eagle Energy Corporation (the “Company”) set forth in its registration statement (File No. 333-189191) (the “Registration Statement”), the Company is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-3 to deregister the unsold shares of its common stock offered pursuant to the Registration Statement. The Company previously registered shares of its common stock thereunder in an amount of up to $100,000,000, of which the Company sold $36,801,849 of such shares. Accordingly, the Company withdraws the balance of the Registration Statement, i.e., the $63,198,151 value of the unsold shares of common stock. By filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, the Company hereby terminates the continued offering of shares of common stock under this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Littleton, Colorado, on December 6, 2013.

AMERICAN EAGLE ENERGY CORPORATION

By:	/s/ BRADLEY M. COLBY
Bradley M. Colby
President, Chief Executive Officer, Treasurer, and Director (Principal Executive Officer)

By:	/s/ KIRK A. STINGLEY
Kirk A. Stingley
Chief Financial Officer (Principal Financial and Accounting Officer)

Signature	Title	Date

/s/ BRADLEY M. COLBY Bradley M. Colby	President, Chief Executive Officer, Treasurer, and Director (Principal Executive Officer)	December 6, 2013

/s/ KIRK A. STINGLEY Kirk A. Stingley	Chief Financial Officer (Principal Financial and Accounting Officer)	December 6, 2013

/s/ THOMAS LANTZ , by BRADLEY M. COLBY Thomas Lantz	Chief Operating Officer	December 6, 2013

/s/ RICHARD FINDLEY, by BRADLEY M. COLBY Richard Findley	Director (Chairman)	December 6, 2013

/s/ JOHN ANDERSON, by BRADLEY M. COLBY John Anderson	Director	December 6, 2013

/s/ ANDREW P. CALERICH, by BRADLEY M. COLBY Andrew P. Calerich	Director	December 6, 2013

/s/ PAUL E. RUMLER, by BRADLEY M. COLBY Paul E. Rumler	Director and Secretary	December 6, 2013

	Director	December 6, 2013
James N. Whyte